Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - December 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield (1)	20.12%	20.12%	20.12%	20.12%	20.12%	20.12%
Less: Coupon	5.24%	5.21%	5.19%	5.34%	5.18%	5.17%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.07%	4.07%	4.07%	4.07%	4.07%	4.07%
Excess Spread (1):
December-07	9.31%	9.34%	9.36%	9.21%	9.37%	9.38%
November-07	10.99%	11.02%	11.04%	10.89%	11.05%	11.06%
October-07	6.66%	6.70%	6.71%	6.57%	6.72%	6.74%
Three Month Average Excess Spread	8.99%	9.02%	9.04%	8.89%	9.05%	9.06%

Delinquency:
30 to 59 Days	0.99%	0.99%	0.99%	0.99%	0.99%	0.99%
60 to 89 Days	0.77%	0.77%	0.77%	0.77%	0.77%	0.77%
90+ Days	1.60%	1.60%	1.60%	1.60%	1.60%	1.60%
Total	3.36%	3.36%	3.36%	3.36%	3.36%	3.36%

Principal Payment Rate	17.74%	17.74%	17.74%	17.74%	17.74%	17.74%

Footnote:

(1)	Yield and Excess Spread reflect a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.